UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 11, 2018
(Date of earliest event reported)

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
1-12609	PG&E CORPORATION	California	94-3234914
1-2348	PACIFIC GAS AND ELECTRIC COMPANY	California	94-0742640

77 Beale Street P.O. Box 770000 San Francisco, California 94177 (Address of principal executive offices) (Zip Code) (415) 973-1000 (Registrant's telephone number, including area code)	77 Beale Street P.O. Box 770000 San Francisco, California 94177 (Address of principal executive offices) (Zip Code) (415) 973-7000 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company PG&E Corporation	☐
Emerging growth company Pacific Gas and Electric Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

PG&E Corporation	☐
Pacific Gas and Electric Company	☐

Item 8.01 Other Events.

Decision Approving Retirement of Diablo Canyon Nuclear Power Plant

On January 11, 2018, the California Public Utilities Commission (the “CPUC” or the “Commission”) approved a final decision in Pacific Gas and Electric Company’s (the “Utility”), a subsidiary of PG&E Corporation, application to retire the Diablo Canyon nuclear power plant (“Diablo Canyon”) in 2024 and 2025, when the Utility’s federal Nuclear Regulatory Commission operating licenses expire. As previously disclosed, the Utility’s application was supported by the Natural Resources Defense Council, Friends of the Earth, Environment California, International Brotherhood of Electrical Workers Local 1245, the Coalition of California Utility Employees, and the Alliance for Nuclear Responsibility (together, the “Joint Parties”).

In its decision, the CPUC approved the Utility’s proposal to retire Diablo Canyon Unit 1 by 2024, and Unit 2 by 2025. The CPUC also:

•
deferred consideration of replacement resources to the CPUC’s Integrated Resource Planning (“IRP”) proceeding. The CPUC indicated that its policy intent, as advocated by the Joint Parties, is to ensure that the retirement of Diablo Canyon will not result in an increase in greenhouse-gas emissions. The decision states that the Commission will review greenhouse gas emission impact scenarios in the IRP proceeding as a contingency planning exercise to be prepared if Diablo Canyon were to close prior to 2024/2025;

•	authorized rate recovery for up to $211.3 million (compared with the $352.1 million requested by the Utility) for an employee retention program;

•	authorized rate recovery for an employee retraining program in the amount of $11.3 million requested by the Utility;

•	rejected rate recovery of the proposed $85 million for the community impacts mitigation program on the ground that rate recovery for such a program requires legislative authorization;

•
authorized rate recovery of $18.6 million of the total Diablo Canyon license renewal cost of $53 million and rate recovery of cancelled project costs equal to 100% of direct costs incurred prior to June 30, 2016 and 25% of direct costs incurred after June 30, 2016, based on a settlement agreement among the Utility, the Joint Parties, and certain other parties that the Utility filed with the CPUC in May 2017; and

•	approved the amortization of the book value for Diablo Canyon consistent with the Diablo Canyon closure schedule.

The Utility had previously incurred pre-tax charges of $47 million related to the retirement of Diablo Canyon including $24 million for cancelled projects and $23 million for disallowed license renewal costs. The Utility does not expect to incur additional charges as a result of the CPUC’s final decision, other than additional project cancellation costs that the Utility does not expect to be material.

The Joint Parties intend to meet and confer to determine the path forward in connection with the elements of the Joint Proposal that were not approved by the CPUC.

For more information about the Utility’s application for retirement of Diablo Canyon, see PG&E Corporation and the Utility’s annual report on Form 10-K for the year ended December 31, 2016 and their subsequent quarterly reports on Form 10-Q.

Forward-Looking Statements

This report contains forward-looking statements in connection with the CPUC final decision that are based on current expectations and assumptions, including regarding projects that may be subject to cancellation, which management believes are reasonable, and on information currently available to management, but are necessarily subject to various risks and uncertainties. In addition to the risk that these assumptions prove to be inaccurate, other factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include factors disclosed in PG&E Corporation and the Utility’s annual report on Form 10-K for the year ended December 31, 2016 and their subsequent quarterly reports on Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION

Dated: January 11, 2018	By:	/s/ Linda Y.H. Cheng
LINDA Y.H. CHENG
Vice President, Corporate Governance and
Corporate Secretary

PACIFIC GAS AND ELECTRIC COMPANY

Dated: January 11, 2018	By:	/s/ Linda Y.H. Cheng
LINDA Y.H. CHENG
Vice President, Corporate Governance and
Corporate Secretary